SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                 May 11, 2001


                                    VersaTech, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                      33-91240                88-0330263
(State or other jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


           421 E. Drinker St., Dunmore, PA                       18512
        (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:       (570) 342-9202




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Item 5.  Other Events.

On May 11, 2001, the Company's board of directors, in an action to fill a vacancy on the board of directors, elected Anthony S. Spiritosanto as a director of the Company. Mr. Spiritosanto also serves on the board of Government Employees Health Association and is an outside board member of the Faith and Family Foundation. He operates a company which he founded, Career Alternatives, Inc., to coach, advise and instruct people on how to set up a home business to improve their lives. Mr. Spiritosanto has been a Registered Investment Advisor and has retired from a career with the United States Government.


Item 6.  Resignation of Registrant's Director.

On May 11, 2001, the Company received a letter dated May 7, 2001 from Ron Meredith, the Company's Chairman of the Board, resigning as a director and chairman of the board of the Company effective on May 7, 2001. Michael J. Daily was appointed Chairman of the Board on May 11, 2001.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    VersaTech, Inc.



Date:  May 18, 2001                 By: /s/ MICHAEL J. DAILY
                                    -----------------------------------------
                                    Name: Michael J. Daily
                                    Title: President










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